As filed with the Securities and Exchange Commission on May 28, 1999
                                                        Registration No.333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                           Prentiss Properties Trust
            (Exact name of Registrant as specified in its charter)

                Maryland                                     75-2661588
     (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization)                Identification Number)

                    3890 West Northwest Highway, Suite 400
                             Dallas, Texas 75220
                             (Address of Principal
                    Executive Offices, including zip code)

                           Prentiss Properties Trust
                           1996 Share Incentive Plan
                        Trustees' Share Incentive Plan
                          (Full titles of the plans)

                               J. Kevan Dilbeck
                           Prentiss Properties Trust
                     3890 W. Northwest Highway, Suite 400
                              Dallas, Texas 75220
                                (214) 654-0886
         (Name and address and telephone number of agent for service)
                            ______________________


                             CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                               Proposed Maximum    Proposed Maximum       Amount of
      Title of Securities     Amount to be     Offering Price      Aggregate Offering     Registration
      to be Registered        Registered (1)   Per Share (2)           Price (2)            Fee (3)
---------------------------------------------------------------------------------------------------------
Common Shares of Beneficial      4,700,000        $23.53125           $110,595,700          $30,745
 Interest, $0.01 par value (3)

=========================================================================================================

(1) Of the amount to be registered, 4,500,000 shares are issuable upon exercise of options available for grant under the 1996 Share Incentive Plan and 200,000 shares are issuable under the Trustees' Share Incentive Plan. Pursuant to Rule 416, this registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plans.

(2) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Shares to be registered hereunder has been calculated as the average of the high and low sales prices of the Common Shares of Prentiss Properties Trust on May 21, 1999, as reported by the New York Stock Exchange.

(3) One Preferred Share Purchase Right will be issued with each Common Share.
    As no additional consideration will be received for the Preferred Share Purchase Rights, no registration fee is required with respect to them under Rule 457(i).
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be sent or given to directors, officers, consultants, advisors and employees of Prentiss Properties Trust, a Maryland real estate investment trust (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K, File No. 001-14516, for the year ended December 31, 1998, filed on March 29, 1999, as amended by Amendment No. 1 filed on April 23, 1999;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 13, 1999; and

         3. The Company's Current Reports filed since January 1, 1999 as follows:

              . Form 8-K, File No. 001-14516, filed on February 16, 1999, as amended by Amendment No. 1 filed on April 1, 1999.

              . Form 8-K, File No. 001-14516, filed on October 9, 1998, as amended by Amendment No. 1, filed on December 24, 1998, Amendment No. 2, filed on January 25, 1999, and Amendment No. 3, filed on April 1, 1999.

         4. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, filed on October 17, 1996, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any reports filed under the Exchange Act for the purpose of updating such description.

         5. The description of the Series B Junior Preferred Shares contained in the Company's Registration Statement on Form 8-A, filed on February 17, 1998, as amended by the Company's Registration Statement on Form 8-A, filed on March 10, 1998, including any reports filed under the Exchange Act for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the Common Shares offered by this Registration Statement will be passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Item 6.  Indemnification of Directors and Officers.

          The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

          The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as present or former shareholder. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.


Exhibit
Number                                  Exhibits
------                                  --------

3.1      --      Form of Amended and Restated Declaration of Trust of the
                 Company (filed as Exhibit 3.1 to the Company's Registration
                 Statement on Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by reference herein).

3.2      --      Articles Supplementary to the Amended and Restated Declaration
                 of Trust Classifying and Designating the Series A Preferred
                 Shares (filed as Exhibit 3.1 to the Company's Current Report on
                 Form 8-K filed January 15, 1998 and incorporated by reference herein).

3.3      --      Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial
                 Interest as Junior Participating Cumulative Convertible
                 Redeemable Preferred Shares of Beneficial Interest, Series B, and Fixing Distribution and Other Preferences and Rights of
                 Such Shares (filed as Exhibit 3 to the Company's Registration
                 Statement on Form 8-A filed on February 17, 1998, File No. 000-
                 23813).

3.4      --      Articles Supplementary, dated June 25, 1998, Classifying and
                 Designating a Series of Preferred Shares of Beneficial Interest as Series B Cumulative Redeemable Perpetual Preferred Shares of
                 Beneficial Interest and Fixing Distribution and Other
                 Preferences and Rights of Such Shares (filed as Exhibit 3.5 to the Company's Form 10-Q filed August 12, 1998 and incorporated by reference herein).

3.5      --      Bylaws of the Company (filed as Exhibit 3.2 to the Company's
                 Registration Statement on Amendment No. 1 of Form S-11, File
                 No. 333-09863, and incorporated by reference herein).

4.1      --      Form of Common Share Certificate (filed as Exhibit 4.1 to the
                 Company's Registration Statement on Amendment No. 1 of Form S-
                 11, File No. 333-09863, and incorporated by reference herein).

4.2      --      Form of Series A Preferred Share Certificate (filed as Exhibit
                 4.2 to the Company's Registration Statement on Form S-3, File
                 No. 333-65793, and incorporated by reference herein).

4.3      --      Rights Agreement, dated February 6, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent
                 (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on February 17, 1998 and incorporated by reference herein).

4.4      --      Form of Rights Certificate (included as Exhibit A to the Rights
                 Agreement).

*4.5     --      1996 Share Incentive Plan.

*4.6     --      First Amendment to the 1996 Share Incentive Plan, effective as of May 6, 1997.

*4.7     --      Second Amendment to the 1996 Share Incentive Plan, effective as of May 5, 1998.

*4.8     --      Trustees' Share Incentive Plan.

*4.9     --      First Amendment to the Trustees' Share Incentive Plan,
                 effective as of May 5, 1998.

*4.10    --      Second Amendment to the Trustees' Share Incentive Plan,
                 effective as of March 1, 1999.

*5       --      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

*23.1    --      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibits 5).

*23.2    --      Consent of PricewaterhouseCoopers LLP.

*24   --    Power of Attorney (included on the signature page of this
            Registration Statement).

_______________
* Filed herewith.


Item 9.  Undertakings.
         ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas on May 28, 1999.

                                    PRENTISS PROPERTIES TRUST



                                    By:  /s/ THOMAS F. AUGUST
                                        _____________________________________
                                        Thomas F. August
                                        President and Chief Operating Officer

     The undersigned directors and officers of Prentiss Properties Trust hereby constitute and appoint Thomas F. August and Gregory S. Imhoff, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 28, 1999.


Name                                               Title
----                                               -----
/s/ MICHAEL V. PRENTISS
__________________________________________         Chairman of the Board and Chief Executive Officer
Michael V. Prentiss                                (Principal Executive Officer)

/s/ THOMAS F. AUGUST
__________________________________________         President, Chief Operating Officer and Trustee
Thomas F. August


__________________________________________         Trustee
Thomas J. Hynes, Jr.

/s/ BARRY J.C. PARKER
__________________________________________         Trustee
Barry J.C. Parker

/s/ LEONARD M. RIGGS, JR.
__________________________________________         Trustee
Leonard M. Riggs, Jr.

/s/ RONALD G. STEINHART
__________________________________________         Trustee
Ronald G. Steinhart

/s/ LAWRENCE A. WILSON
__________________________________________         Trustee
Lawrence A. Wilson

/s/ MICHAEL A. ERNST
__________________________________________         Senior Vice President, Chief Financial Officer
Michael A. Ernst                                   and Treasurer (Principal Financial Officer)

/s/ RICHARD J. BARTEL
__________________________________________         Executive Vice President and Chief Administrative
Richard J. Bartel                                  Officer; President, Prentiss Property Services

/s/ THOMAS P. SIMON
__________________________________________         Senior Vice President
Thomas P. Simon                                    (Principal Accounting Officer)

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                             Exhibits
------                             --------

3.1      --         Form of Amended and Restated Declaration of Trust of the
                    Company (filed as Exhibit 3.1 to the Company's Registration
                    Statement on Amendment No. 1 of Form S-11, File No. 333-
                    09863, and incorporated by reference herein).

3.2      --         Articles Supplementary to the Amended and Restated
                    Declaration of Trust Classifying and Designating the Series
                    A Preferred Shares (filed as Exhibit 3.1 to the Company's
                    Current Report on Form 8-K filed January 15, 1998 and incorporated by reference herein).

3.3      --         Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial
                    Interest as Junior Participating Cumulative Convertible
                    Redeemable Preferred Shares of Beneficial Interest, Series
                    B, and Fixing Distribution and Other Preferences and Rights of Such Shares (filed as Exhibit 3 to the Company's
                    Registration Statement on Form 8-A filed on February 17,
                    1998, File No. 000-23813).

3.4      --         Articles Supplementary, dated June 25, 1998, Classifying and
                    Designating a Series of Preferred Shares of Beneficial
                    Interest as Series B Cumulative Redeemable Perpetual
                    Preferred Shares of Beneficial Interest and Fixing
                    Distribution and Other Preferences and Rights of Such Shares
                    (filed as Exhibit 3.5 to the Company's Form 10-Q filed
                    August 12, 1998 and incorporated by reference herein).

3.5      --         Bylaws of the Company (filed as Exhibit 3.2 to the Company's
                    Registration Statement on Amendment No. 1 of Form S-11, File
                    No. 333-09863, and incorporated by reference herein).

4.1      --         Form of Common Share Certificate (filed as Exhibit 4.1 to
                    the Company's Registration Statement on Amendment No. 1 of
                    Form S-11, File No. 333-09863, and incorporated by reference herein).

4.2      --         Form of Series A Preferred Share Certificate (filed as
                    Exhibit 4.2 to the Company's Registration Statement on Form
                    S-3, File No. 333-65793, and incorporated by reference herein).

4.3      --         Rights Agreement, dated February 6, 1998, between the
                    Company and First Chicago Trust Company of New York, as
                    Rights Agent (filed as Exhibit 4.1 to the Company's
                    Registration Statement on Form 8-A filed on February 17,
                    1998 and incorporated by reference herein).

4.4      --         Form of Rights Certificate (included as Exhibit A to the
                    Rights Agreement).

*4.5     --         1996 Share Incentive Plan.

*4.6     --         First Amendment to the 1996 Share Incentive Plan, effective as of May 6, 1997.

*4.7     --         Second Amendment to the 1996 Share Incentive Plan, effective as of May 5, 1998.

*4.8     --         Trustees' Share Incentive Plan.

*4.9     --         First Amendment to the Trustees' Share Incentive Plan,
                    effective as of May 5, 1998.

*4.10    --         Second Amendment to the Trustees' Share Incentive Plan,
                    effective as of March 1, 1999.

*5       --         Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

*23.1    --         Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    (included in Exhibits 5).

*23.2    --         Consent of PricewaterhouseCoopers LLP.

*24      --         Power of Attorney (included on the signature page of this
                    Registration Statement).

___________________________
* Filed herewith.